EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Embargo until 0845 EDT / 1345 BST
May 10, 2005

PRODUCT DEVELOPMENT UPDATE SESSION – May 10th

Basingstoke, UK and Philadelphia, PA – 10 May 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY; TSX: SHQ) today provided an update on its development pipeline via a webcast presentation and conference call. Matthew Emmens, Chief Executive Officer, offered introductory remarks, with the main session then hosted by Eliseo Salinas, Chief Scientific Officer and Greg Flexter, Executive Vice President and General Manager, North America.

Matthew Emmens, Chief Executive Officer, said:
“During 2004, we received six new drug approvals in Europe and in the US - a 100% success rate and a record for the Company. During 2005 Shire aims to build on that success with the planned filings of four key products that are intended to build its leadership position in the ADHD market and expand its offerings in the GI market.”

UPDATE SESSION DETAILS
The briefing focused on Phase 2 and Phase 3 data for four key Shire development candidates within the Central Nervous System (CNS) and Gastrointestinal (GI) therapeutic areas: MTS (ADHD), SPD503 (ADHD), NRP104 (ADHD) and SPD476 (ulcerative colitis). Highlights of the update were as follows:

CNS - ADHD

MTS (methylphenidate transdermal system)
MTS is a methylphenidate-containing transdermal patch being developed in conjunction with Noven Pharmaceuticals Inc.

  Phase 2 double-blind, placebo-controlled analog classroom study (n = 80) met its primary endpoint and showed significant improvement in performance and behavior versus placebo, with a safety profile consistent with that reported for approved oral methylphenidate products.

Registered in England 2883758 Registered Office as above

  Phase 3 double-blind, placebo-controlled naturalistic study (n = 268) met its primary endpoint and showed significant improvement in performance and behavior versus placebo, with a safety profile consistent with that reported for approved oral methylphenidate products.
  Class II resubmission targeted for Q2 2005. Subject to 6 month review period.

SPD503 (guanfacine)
SPD503, guanfacine hydrochloride in extended-release tablets, is a non-stimulant, non-scheduled product with a differentiated mechanism of action for treating ADHD.

  Phase 3 randomized, double-blind, parallel-group, placebo-controlled safety and efficacy studies in children and adolescents aged 6-17 with ADHD met primary endpoints as determined by the ADHD Rating Scale versus placebo. Sedation and fatigue were the most common adverse events, with a greater incidence at the higher doses.
  Anticipated Q4 2005 submission.

NRP104
NRP104 is a novel prodrug of d-amphetamine with reduced abuse potential being developed in collaboration with New River Pharmaceuticals Inc.

  A Phase 2 trial presented by New River Pharmaceuticals in March, 2005 showed patients treated with NRP104 demonstrated statistically significant improvement on a primary endpoint compared to placebo across all three doses, with adverse events consistent with other stimulant ADHD therapies.
  Results from a Phase 3 trial will be presented by New River Pharmaceuticals at the 2005 UBS Global Pharmaceuticals Conference on Monday, May 23, 2005 in New York City.
  Anticipated New River Pharmaceuticals submission in Q4 2005.

GI

SPD476
A novel hydrophilic matrix formulation of 5-ASA (aminosalicylate) for the treatment of ulcerative colitis. Shire’s first global gastrointestinal product opportunity.

  Phase 3 trials demonstrated significant improvement over placebo for the primary endpoint of remission in patients with acute, mild to moderate ulcerative colitis with adverse events comparable to placebo.
  Anticipated Q3 2005 submission.

ENDS

The details of the live conference call which starts at 9 am EDT / 2 pm BST are as follows:

UK dial in	+44(0) 1452 568 061
US / Canada dial in	+1 866 224 2972
Password	Shire

Live Webcast:
The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the Investor Relations section. A slide presentation to accompany the call will also be available on the Shire website during the call.

Archived Presentation:
The presentation will be available through www.shire.com in the Investor Relations section.

For further information please contact:

Investor Relations	Clea Rosenfeld (Rest of World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	1 484 595 8248

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire's ADHD franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to Health Canada's suspension of ADDERALL XR sales in Canada and the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), SPD480 (ulcerative colitis) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States, Shire’s ability to consummate and benefit from its proposed acquisition of Transkaryotic Therapies inc. (TKT), Shire's ability to secure new products for commercialization and/or development and other risks and uncertainties detailed from time to time in Shire's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.

New River

New River Pharmaceuticals Inc. is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are safer and improved versions of widely prescribed drugs, including amphetamines and opioids. For further information on New River, please visit the company’s website at www.nrpharma.com.

Noven Pharmaceuticals, Inc.

Noven Pharmaceuticals, Inc., headquartered in Miami, Florida, is a leading developer of advanced transdermal drug delivery technologies and prescription transdermal products. Noven’s prescription patches are sold in over 30 countries, and a range of new patches are being developed in collaboration with Novartis Pharma AG, Shire Pharmaceuticals Group plc, P&G Pharmaceuticals, Endo Pharmaceuticals Inc. and others. With the most advanced and broadly applicable transdermal technology in its class, Noven is committed to expanding the universe of available transdermal therapies for the benefit of patients, partners and shareholders. See www.noven.com for additional information.

Cosmo SpA

The formulation for SPD476 was developed by Cosmo SpA. Cosmo also owns the drug delivery and process patents covering this compound. Cosmo SpA is an R&D based pharmaceutical company. Its R&D covers advanced drug delivery with applications in gastro intestinal disorders, new chemical entities and biotechnology. In addition, it manufactures pharmaceuticals and offers development services to other pharmaceutical companies. Cosmo is based in Lainate (Milan), Italy, where its production plant and principal R&D laboratories are situated. Its biotechnology R&D is located in La Jolla, California, USA.